April 17, 2012

Amyris Fuels, LLC
5885 Hollis St., Suite 100
Emeryville, CA 94608

Attention:    Jeryl L. Hilleman, interim CFO, Amyris Inc.
Steven R. Mills, CFO, Amyris Inc.
Thomas Krivas, Vice President - Risk Management, Amyris Inc.

Re:        Amendment to Uncommitted Facility Letter

Ladies and Gentlemen:

We refer to the Uncommitted Facility Letter, dated as of November 25, 2008 (as amended prior to the date hereof, the "Uncommitted Facility Letter") between BNP Paribas (the "Bank") and Amyris Fuels, Inc. (predecessor in interest to Amyris Fuels, LLC, the "Obligor"). Unless otherwise defined, capitalized terms used in this Amendment to Uncommitted Facility Letter (this "Amendment") have the meanings provided for in the Uncommitted Facility Letter.

Each of the undersigned hereby agrees that, effective as of April 14, 2012, the Uncommitted Facility Letter shall be amended as follows:

1.    The second paragraph of the Uncommitted Facility Letter is hereby amended by inserting the following sentence at the end thereof:

It is understood and agreed that the Bank may cancel the availability of credit under this Uncommitted Facility Letter at any time without notice and that the Bank is not obligated in any manner whatsoever to extend or renew an uncommitted guidance facility or any other credit facility to the Obligor under this Uncommitted Facility Letter or otherwise.

2.    The section entitled "Availability and Maturity" of the Uncommitted Facility Letter is hereby amended by deleting the term "April 14, 2012" in the first sentence and inserting in lieu thereof "June 30, 2012."

3.    The section entitled "Maximum Amount" of the Uncommitted Facility Letter is hereby amended by (a) deleting the reference to "$20,000,000" in the first sentence and inserting in lieu thereof "$10,000,000;" (b) deleting the reference to "Up to $20,000,000" under the subheading Advance

Sublimit and inserting in lieu thereof "$0;" and (c) deleting the reference to "$5,700,000" under the subheading Letters of Credit Sublimit and inserting in lieu thereof "$500,000;".

4.     The section entitled "Borrowing Base" of the Uncommitted Facility Letter is hereby amended as follows:

(a)     "Unrealized Gains on Eligible Forward Contracts" is hereby deleted as a Borrowing Base category in the table therein.

(b)     Footnote 2 therein is hereby deleted in its entirety and is replaced with "[Reserved]".

(c)     Footnote 3 therein is hereby amended by deleting all references therein to "Unrealized Gains on Eligible Forward Contracts".

(d)     Footnote 4 therein is hereby amended and restated to read as follows:

4. Unsold Inventory will be limited to $2,500,000.

5.     Annex I to the Uncommitted Facility Letter is hereby amended as follows:

(a)     The defined term "Unrealized Gains on Eligible Forward Contracts" (including the definition thereof) is deleted in its entirety.

(b)     The following defined term is inserted after the last definition on Annex I:

Unsold Inventory means, as of the date of any determination thereof, all inventory of the Obligor that satisfies the following criteria: (i) such inventory is unsold and (ii) the Obligor has entered into hedging arrangements with respect to such inventory in the ordinary course of business and not for purposes of speculation and (iii) such hedging arrangements can be identified, in the Bank's sole determination, as hedges for such Unsold Inventory.

The Obligor hereby acknowledges that, in accordance with the Uncommitted Facility Letter, any issued and outstanding Letter of Credit with an expiry date later than the Maturity Date must be cash collateralized in an amount equal to at least 105% of the face amount of such Letter of Credit, in form and substance satisfactory to the Bank, five business days prior to the Maturity Date, and the Bank shall continue to be secured after the Maturity Date by such cash and all other collateral in which the Bank has been granted a security interest by the Obligor.

This Amendment is executed pursuant to the Uncommitted Facility Letter and shall be construed, administered and applied in accordance with all of the terms and provisions of the Uncommitted Facility Letter.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

This Amendment shall not become effective until each of the following conditions precedent has been satisfied to our reasonable satisfaction and once such conditions precedent have been satisfied, this Amendment shall be deemed to be effective as of April 14, 2012:

(1)	We have received fully executed counterparts of this Amendment and the acknowledgment and agreement of the Guarantor; and

(2)	We shall have received the Minimum Compensation Fee of $125,000.

The Guarantor hereby confirms its agreement to this Amendment and ratifies its Guaranty by signing in the space provided below,

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Uncommitted Facility Letter shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and are hereby ratified, confirmed and remade as of the date hereof. The modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, consent to or modification of any other term or provision of the Uncommitted Facility Letter or of any term or provision of any other instrument referred to therein or herein, or of any transaction or further or future action on the part of the Obligor or any other person which would require the consent of the Bank under the Uncommitted Facility Letter or any such other instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Sincerely,

BNP PARIBAS

By: /s/ A-C Mathiot
Name: A-C Mathiot
Title: Managing Director

By: /s/ Sally Haswell
Name: Sally Haswell
Title: Managing Director

We confirm our agreement to the foregoing:

AMYRIS FUELS, LLC

By: /s/ Thomas Krivas
Name: Thomas Krivas
Title: Assistant Secretary

Agreed to and acknowledged by Guarantor:

AMYRIS, INC.

By: /s/ Jeryl Hilleman
Name: Jeryl Hilleman
Title: Chief Financial Officer